Exhibit 4.341

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 133869 dated October 31, 2015

For Rendering

Local telephone communication services, excluding local telephone communication services using coin-box telephones and public access services

This License is granted to

Limited Liability Company

Promsvyaz-Invest (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1124823007847

Tax Identification Number (TIN)

4826082163

Location address (place of residence):

9, Kommunalnaya sq., Lipetsk, Lipetsk region, 398059

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until October 31, 2020.

This License is granted by decision of the licensing body - Order dated July 21, 2015 No. 469-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 070646